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                                                                EXHIBIT 10.10(a)

WAKEFIELD ENGINEERING, INC.
60 Audubon Road
Wakefield, MA  01880



                            As of December 31, 1997



FLEET NATIONAL BANK
One Federal Street
Boston, MA  02110


     Re:  Sixth Amendment to Loan Agreement

Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement dated June 22, 1994, as amended by the First Amendment thereto dated May 5, 1995, a Second Amendment thereto dated as of January 30, 1996, a Third Amendment thereto dated as of March 29, 1996 and a Fourth Amendment thereto dated as of October 11, 1996 and a Fifth Amendment thereto dated as of July 1, 1997 (together the "Loan Agreement") and all promissory notes, agreements, documents and instruments entered into by Wakefield Engineering, Inc. ("Wakefield"), Wakefield Extrusion Corp. ("WEC") and Lockhart Industries, Inc. ("Lockhart") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet National Bank ("Bank"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Sixth Amendment to Loan Agreement is referred to as the "Sixth Amendment".

     Background.   Borrowers have requested that Bank agree to extend the
maturity date for the credit facilities provided under the Loan Agreement, reinstitute an equipment acquisition loan facility, add Malco, Inc. ("Malco") as a co-borrower and make certain other modifications to the Loan Agreement.
Lender has agreed to the request by the Borrowers subject to the terms and conditions hereof.

1. Waiver of Covenant Non-Compliance. Subject to the terms and conditions hereof, the Lender waives the Borrowers noncompliance with the financial covenants in Sections 8(a) through (f) of the Loan Agreement at and prior to December 31, 1997.
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2.   Malco Designated as Additional Borrower.  Malco is, and hereby shall be, a
Borrower under the Loan Agreement and other Loan Documents, jointly and severally with Wakefield, WEC and Lockhart with respect to all now existing and hereafter existing or created Obligations and all references to Borrower or Borrowers in the Loan Agreement shall mean Wakefield, WEC, Lockhart and Malco, jointly and severally.

3. Subject to the satisfaction of the terms and conditions hereof, Bank and Borrower have agreed that the Loan Agreement shall be amended as follows:

     (a) Amendment to Definition of Termination Date. The definition of Termination Date is amended to delete "January 1, 1998" and to replace it with "December 31, 1999".

     (b) Amendment to Net Earnings Definition. The definition of Net Earnings is amended to add the phrase "and Alpha corporate allocation in excess of $150,000" after the word "items" and before the comma following the word "items".

     (c)  Amendments to Section 2(c).  Section 2(c) is amended to delete the
Section in its entirety and to substitute the following in place thereof:

     (d)  Equipment Credit Facility.

          Bank shall, from time to time, at Borrowers' request, make Equipment Facility Loans to Borrowers, subject to the terms and conditions contained in this Agreement. All or any portion of the Equipment Facility Loans, once repaid, may not be reborrowed. The aggregate amount of Equipment Facility Loans to be made hereunder shall not exceed Three Million Two Hundred Thousand Dollars ($3,200,000) and all borrowings hereunder that Borrowers elect to make must be borrowed on or before December 31, 1998 (the "Conversion Date"). The proceeds of Equipment Facility Loans may be used only for the purpose of funding up to eighty percent (80%) of the Hard Cost of Capital Equipment purchased by Borrowers, as determined by Bank in its discretion. Equipment Facility Loan proceeds may not be used to acquire furniture, fixtures or leasehold improvements or to fund software costs, shipping, installation, setup, testing or other "soft" costs associated with the purchase of such new equipment. Borrowers may request Equipment Facility Loans under this Equipment Credit Facility of not less than $50,000 for purchasers of equipment, with each such acquisition to be evidenced by purchase orders, invoices, shipping receipts and such other documentation as Bank may require. Bank reserves the right to make or decline to make any Equipment Facility Loan, in its discretion, if the equipment to be acquired or the documentation relating thereto is not satisfactory to the Bank, in its discretion, or if an Event of Default or any event which, with notice or lapse of time or both, might become an Event of
Default has occurred and is continuing.    Each Equipment Facility Loan
outstanding shall be interest only until the Conversion Date at which time each such Equipment Facility Loan will be converted to a term loan and the Borrowers shall commence repayment of the principal balance owed on
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such Loans in equal monthly installments, each in an amount equal to one-eighty-
fourth (1/84th) of the aggregate unpaid principal balance of all Equipment Loans made prior to the Conversion Date, together with all interest accrued thereon payable on the first day of each month, commencing on the first day of the calendar month following the Conversion Date with a final installment equal to all unpaid principal, together with all interest accrued thereon (at the rate specified below) on the first to occur of the Termination Date or December 31, 2003. The Equipment Facility Loans shall be evidenced by the Equipment Facility Note, in the form of Exhibit B to the Sixth Amendment, or such other notes in form satisfactory to Bank as Bank may require, and in the absence of such notes, shall be conclusively evidenced by Bank's records of loans and repayments.

     (e) Interest Rates Adjustment. Subsection 2(d)(i) of the Loan Agreement is hereby amended to add the following to the end of said Section:

          "Upon receipt in compliance with Section 5(e) of the Loan Agreement by Bank of Alpha's consolidated audited financial statements with consolidating schedules for each of the Borrowers for their fiscal year ending October 25, 1998 demonstrating to the satisfaction of the Bank that the Borrowers have and continue to comply with the financial covenants set forth in Section 8 of the Loan Agreement, the interest rates applicable to Loans outstanding shall be reduced effective on the first day of the month following receipt of such financial statements, to (A) for each Prime Rate Advance, the Prime Rate plus one quarter of one percent (.25%) and (B) for each LIBOR Rate Advance, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrowers in conformity with the Loan Agreement plus 225 basis points (2.25%). The foregoing interest rates will be subject to further reduction after October 25, 1998 effective on the first day of the month following the receipt by Bank of a Compliance Certificate furnished to Bank under Section 5(d) together with the accompanying financial statements demonstrating to the Bank's satisfaction that Borrowers' Senior Debt to Tangible Capital Base Ratio under Section 8(c) of the Loan Agreement is less than or equal to 2:25 to 1:00 and continuing for so long as such minimum ratio is maintained, to (A) for each Prime Rate Advance, the Prime Rate, and (B) for each LIBOR Rate Advance, the Adjusted LIBOR Rate for the applicable Interest Period selected by Borrowers in conformity with the Loan Agreement plus 200 basis points (2.00%)."

     (f) Unused Line Fee Adjustment. Section 2(h) is amended to add the following sentence at the end thereof:

          "The foregoing unused line fee shall be reduced to one quarter of one percent (1/4%) per annum, upon the effective date of the first permitted adjustment to interest rates under the last two sentences of Section 2(d)(i) of the Loan Agreement."
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     (f)  Financial Covenants Amendments.

          (1)  Section 8(a) of the Loan Agreement is amended by deleting the
Section in its entirety and by substituting in place thereof the following:

          "(a) Tangible Capital Base. Permit Borrowers' Tangible Capital Base to be less than the following amounts at the end of the respective periods set forth below:


                       Date                       Minimum Tangible
                                                     Capital Base
          January 1 through January 25, 1998          $6,900,000
          January 26 through April 26, 1998           $7,500,000
          April 27 through July 26, 1998              $7,900,000
          July 26, 1998 through October 26,
          1998 and thereafter                         $8,800,000


     For purposes of calculating Tangible Capital Base, all Subordinated Indebtedness hereafter provided to the Borrowers by Alpha and subject to the Subordination Agreement between Alpha and Bank shall be added to the Minimum Tangible Capital Base amounts set forth above.

          (2) Section 8(b) is amended by deleting the Section in its entirety and inserting in place thereof the following:

          "8(b) Debt Service and Unfinanced Capital Expenditures Coverage
Ratio. Permit the ratio of (A) the aggregate of (i) EBITDA minus (ii) unfinanced capital expenditures, minus (iii) cash taxes, and minus (iv) permitted payments on Subordinated Indebtedness and any permitted Dividends to
(B) the sum of (i) interest expense and (ii) CMLTD of the Borrowers to be less than .25 to 1.00 for the fiscal year to date period ending January 25, 1998 and
1.25 to 1.00 for each fiscal quarter ending thereafter, for the remainder of fiscal year 1998, the fiscal year to date period, and thereafter, at each fiscal quarter end for the prior four fiscal quarters."

          (3) Section 8(c) Senior Debt to Tangible Capital Base Ratio is amended by inserting the following therein:

                "(c) Senior Debt to Tangible Capital Base. Permit the ratio of Borrowers' Senior Indebtedness to Tangible Capital Base to be more than 2:50 to 1:00 at Borrowers' 1998 fiscal year end and at the end of each fiscal quarter thereafter."

          (4)   Section 8(d) of the Loan Agreement is deleted in its entirety.

          (5) Section 8(e) of the Loan Agreement is deleted in its entirety and the following is substituted in place thereof:
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          (e)   Current Ratio.  Permit Borrowers' current ratio at any fiscal quarter end to be less than 1.00 to 1.00.

          (6) Section 8(f), Capital Expenditures, is deleted in its entirety and the following is inserted in place thereof:

          "(f) Capital Expenditures. Borrowers shall not incur Capital Expenditures in excess of $5,500,000 in any fiscal year of the Borrowers."

     (h) Section 8 of the Loan Agreement is amended to delete Section (p) and to substitute in place thereof the following:

          "(p) Subordinated Indebtedness. Borrowers shall not make, directly or indirectly, any payment of principal, interest or other amounts on the Subordinated Indebtedness due to Alpha; provided, however, that commencing in the second fiscal quarter of the Borrowers' 1998 fiscal year so long as Borrowers remain in compliance with the terms and conditions of the Loan Agreement including, without limitation, Section 8 and maintain and continue to maintain borrowing availability (as defined herein) of not less than $500,000 before and after giving effect to any payment, Borrowers may pay to Alpha interest and not more than $250,000 of principal per fiscal quarter on the Subordinated Debt due to Alpha. For purposes hereof, borrowing availability means the difference at any time between the amount available to be borrowed as Revolving Loans under the Loan Agreement and Borrowers' outstanding Revolving Loans and Letters of Credit less all Borrowers' trade payables that are past due. Notwithstanding the foregoing, upon the effectiveness of the Sixth Amendment, Wakefield may make a loan repayment to Alpha in the amount of $750,000, which payment shall not be subject to the foregoing limitations.

     (i) Section 8 of the Loan Agreements is amended to add a new Section 8(q) as follows:

          (q) Reserve Policy. Borrowers shall not directly or indirectly modify their reserve policy from the policy in effect on the date of the Sixth Amendment without the prior written consent of the Bank.

4. Grant of Security Interest. As security for the prompt performance, observance and payment in full of all Obligations, Malco hereby grants to Bank a continuing security interest in and lien on and assigns, transfers, sets over and pledges to the Bank all property of Malco whether now owned by Malco or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), including without limitation:

     (a)  all Accounts;

     (b)  all Inventory;

     (c)  all Equipment;
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     (d)  all General Intangibles;

     (e)  all Instruments and Documents;

     (f)  all Related Collateral; and

     (g) all accessions to and additions to, substitutions for, replacements, products and Proceeds to any and all of the foregoing.

The term "Collateral" shall also refer to any other property in which Bank is granted a Lien to secure any of the Obligations pursuant to an agreement supplemental hereto or otherwise (whether or not such agreement makes reference to the Loan agreement or the Obligations of Borrower thereunder).

     5.   Representations and Warranties.

          To induce Bank to enter into this Sixth Amendment, each Borrower jointly and severally warrants, represents and covenants to Bank that:

          (a) Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

          (b) Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Sixth Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Sixth Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower;
(ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

          (c) Legally Enforceable Agreement. This Sixth Amendment and each of the other Loan Documents delivered under this Sixth Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in
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accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (d) No Material Adverse Change. Since December 28, 1997, the date of the last financial statements provided by the Borrowers to the Bank, there has been no material adverse change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet thereof as of such date and no change in the aggregate value of property and assets owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

          (e) Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Sixth Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrowers' business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Bank has consented to such changes or such changes are expressly permitted by the Loan Agreement.

     7.   Conditions Precedent.

          Notwithstanding any other provision of this Sixth Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Bank under the other sections of this Sixth Amendment, this Sixth Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied:

          (a) Documentation. Bank shall have received, in form and substance satisfactory to Bank and its counsel, a duly executed copy of this Sixth Amendment, the Fourth Amended and Restated Revolving Credit Note in the form attached as Exhibit A hereto, the $3,200,000 Equipment Facility Note in the form attached as Exhibit B hereto, the Amendment to Subordination Agreement with Alpha in the form attached as Exhibit C hereto, the Perfection Certificate of Malco in the form of Exhibit D hereto, the Guaranty Agreement by Malco in the form of Exhibit E hereto, together with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith, all in form and substance satisfactory to Bank and its counsel.

          (b)   No Default.  No Event of Default shall exist.

          (c) No Litigation. Except as previously disclosed to and consented to by Bank, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Sixth Amendment or the consummation of the transactions contemplated thereby or hereby.
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     6.   Acknowledgment of Obligations.

          Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations.

     7.   Confirmation of Liens.

          Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Bank duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that the locations for such Collateral specified in the Loan Documents have not changed except as provided herein. Each Borrower further acknowledges and agrees that all Obligations of Borrowers are and shall be secured by the Collateral.

     8.   Miscellaneous.

          Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Sixth Amendment by Bank shall not be construed as a waiver by Bank of any Default or Event of Default under the Loan Documents. This Sixth Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Sixth Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. Any reference in any of the Loan Documents to Lender shall be deemed to be a reference to the Bank. This Sixth Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.
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     Executed under seal on the date set forth above.

ATTEST:        WAKEFIELD ENGINEERING, INC.


          By:  /s/ JAMES J. POLAKIEWICZ
               Name:
               Title:  V. P. of Finance


ATTEST:        WAKEFIELD EXTRUSION CORP.


          By:  /s/ JAMES J. POLAKIEWICZ
               Name:
               Title:

ATTEST:        LOCKHART INDUSTRIES, INC.


          By:  /s/ JAMES J. POLAKIEWICZ
               Name:
               Title:

ATTEST:        MALCO, INC.


          By:  /s/ JAMES J. POLAKIEWICZ
               Name:
               Title:


Accepted in Boston, Massachusetts
as of December 31, 1997

FLEET NATIONAL BANK


By:
     Name:
     Title:
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                               List of Exhibits

     Exhibit A       Fourth Amended and Restated Revolving Credit Note

     Exhibit B       Equipment Facility Note

     Exhibit C       Subordination Agreement

     Exhibit D       Perfection Certificate

     Exhibit E       Guaranty Agreement of Malco, Inc.